                           SUBORDINATED LOAN AGREEMENT

            THIS SUBORDINATED LOAN AGREEMENT, dated as of April 28, 2000, is by and between NEW CENTURY MORTGAGE CORPORATION, a corporation organized under the laws of the State of California (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

                                    RECITALS

            A. The Borrower has executed and delivered to the Lender an Amended and Restated Subordinated Promissory Note dated as of February 17, 2000 (the "Existing Note"), evidencing and setting forth the terms of a $30,000,000 subordinated loan made by the Lender to the Borrower.

            B. The Borrower has requested that the Lender make up to an additional $10,000,000 in subordinated loans to the Borrower.

            C. The Lender and the Borrower desire to amend and restate the terms of the Existing Note and set forth the terms for such additional subordinated loans.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the Borrower and the Lender agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

            Section 1.1 Defined Terms.Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings:

            "Additional Subordinated Loan": As defined in Section 2.1.

            "Agent": The Lender, in its capacity as agent pursuant to the Warehousing Agreement and as collateral agent pursuant to the Security Documents.

            "Appraisal Review Policy": The Borrower's appraisal review policy attached hereto as Exhibit A, as hereafter modified in accordance with Section 5.2(b) or otherwise, in each case with the consent of the Lender.

            "Automated Underwriting System": The software package and related material known as "JET," or another product selected by Borrower and acceptable to Lender, that is capable of analyzing the loan quality of, and assigning a credit grade to, Mortgage Loans, and which in any case must evaluate the credit grade of each Mortgage Loan based on all relevant factors required pursuant to the Borrower's underwriting guidelines (including, without

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limitation, the mortgagor's FICO score except in connection with the Borrower's
"Mortgage Only" program).

            "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open at the principal location of the Lender.

            "Change of Control": The occurrence, after the Closing Date, of any of the following circumstances: (a) NCFC not owning, directly or indirectly, all of the issued and outstanding capital stock of the Borrower; or (b) any Person, or two or more Persons acting in concert, other than the Management Shareholders, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of NCFC (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of NCFC entitled to vote in the election of directors; (c) any Person, or two or more Persons acting in concert, other than the Management Shareholders, acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, control over securities of NCFC (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of NCFC entitled to vote in the election of directors; or (d) Robert Cole ceasing to be Chairman and Chief Executive Officer of NCFC.

            "Closing Date": Any Business Day on or after the date of this Agreement on which all the conditions precedent to the obligation of the Lender to make the initial Additional Subordinated Loan, as set forth in Section 3.1, have been satisfied.

            "Commitment": The obligation of the Lender to make Additional Subordinated Loans to the Borrower upon the terms and subject to the conditions and limitations of this Agreement.

            "Company Securitization Transaction": As defined in the Warehousing Agreement on the date hereof.

            "Default": Any event which, with the giving of notice, lapse of time, or both, would constitute an Event of Default.

            "Equity Documents": An Amended and Restated Certificate of Designation for Series 1999A Convertible Preferred Stock, an Amended and Restated Registration Rights Agreement, a Warrant Issuance Agreement and the Warrants to be issued pursuant thereto, giving effect to the terms set forth in the letter agreement dated as of March 28, 2000 between the Borrower and the Lender with respect to NCFC's common and preferred stock and containing terms and conditions in all respects satisfactory to the Lender.


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            "Event of Default": As defined in the Note.

            "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

            "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

            "Loan Documents": This Agreement, the Note, and the Security Documents.

            "Management Shareholders": Robert K. Cole, Brad A. Morrice, Edward
F. Gotschall and Steven Holder.

            "Mortgage-backed Security": As defined in the Warehousing Agreement on the date hereof.

            "Mortgage Loan": As defined in the Warehousing Agreement on the date hereof.

            "NCCC": NC Capital Corporation, a California corporation.

            "NCFC": New Century Financial Corporation, a Delaware corporation.

            "NCRC": NC Residual II Corporation, a Delaware corporation.

            "Note": The Second Amended and Restated Subordinated Promissory Note of even date herewith, made by the Borrower and payable to the Lender, as the same may be amended, supplemented, restated or otherwise modified.

            "Origination Cost Percentage": For any period of determination, the ratio (expressed as a percentage) of 1) costs to originate or acquire mortgage loans in accordance with the definition below to 2) the aggregate principal balance of all Mortgage Loans originated or acquired in accordance with the definition below. Costs to originate or acquire mortgage loans shall be defined as (a) points and fees paid to brokers (excluding points and fees paid to brokers by Worth Funding, Inc.), plus (b) total expenses incurred by New Century for the period except for servicing expenses, loan loss provision, incentive compensation payments to the Management Shareholders, and expenses incurred by


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anyloan.com and Worth Funding, Inc., minus (c) points and fees received from retail borrowers and brokers (excluding points and fees received by anyloan.com, Worth Funding, Inc., and the Loan Servicing Division). The aggregate principal balance of all Mortgage Loans originated or acquired shall be defined as the aggregate principal balance of all Mortgage Loans so originated or acquired, excluding loans originated or acquired by anyloan.com, Worth Funding, Inc. and the Loan Servicing Division.

            "Person": Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

            "Residual Security Agreement": The Amended and Restated Security Agreement of even date herewith between NCCC and NCRC, as Grantors, and the Agent.

            "Security Documents": The Amended and Restated Pledge and Security Agreement from the Borrower to the Agent, the Amended and Restated Servicing Security Agreement from the Borrower to the Agent, and the Residual Security Agreement, each of even date herewith, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            "Securitization Percentage": For any period of determination, the ratio (expressed as a percentage) of (a) the aggregate principal amount of Mortgage Loans sold or pledged by the Company in Securitization Transactions, to
(b) the sum of the aggregate principal amount of Mortgage Loans sold or pledged by the Company in Securitization Transactions and all Mortgage Loans sold by the Company in Whole Loan Transactions.

            "Securitization Transaction" means (i) a sale or pledge of Mortgage Loans to back a Company Securitization Transaction or (ii) another sale of Mortgage Loans in connection with the issuance of Mortgage-backed Securities, to the extent there is recourse to the Company for defaults under such Mortgage Loans (other than a default resulting from the mortgagor's failure to make the first payment on a Mortgage Loan, if applicable), or the purchase price is contingent upon the performance of such Mortgage Loans or not payable entirety at the time of sale.

            "Subsidiary": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

            "Warehouse Debt": Obligations incurred to finance, and secured by, Mortgage Loans, Mortgage-backed Securities and related assets.

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            "Warehousing Agreement": The Fourth Amended and Restated Credit
Agreement dated as of May 26, 1999 by and among the Borrower, the Lenders party thereto and the Agent, as the same has been and may hereafter be amended, supplemented, restated or otherwise modified and in effect from time to time.

            "Whole Loan Transaction" means a sale of Mortgage Loans that does not involve any recourse to the Company for defaults under such Mortgage Loans (other than a default resulting from the mortgagor's failure to make the first payment on a Mortgage Loan, if applicable) for a purchase price that is not contingent upon the performance of such Mortgage Loans and that is payable entirely at the time of sale.

            Section 1.2 Accounting Terms and Calculations.Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

            Section 1.3 Other Definitional Terms, Terms of Construction.Section
1.3 Other Definitional Terms, Terms of Construction. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and the like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or." All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements. All such covenants, terms, definitions and other provisions from other agreements shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Note are irrevocably paid in full, and shall not be affected by any amendments thereto unless such amendments are separately adopted by the Borrower and the Lender for purposes of this Agreement.

                                   ARTICLE II

                  TERMS OF LENDING ARTICLE II TERMS OF LENDING

            Section 2.1 Additional Subordinated Loans. Section 2.1 Additional Subordinated Loans. Upon the terms and subject to the conditions hereof, the Lender agrees to make the following loans (each, an "Additional Subordinated Loan") to the Borrower upon the terms and subject to the conditions set forth herein: (a) on the Closing Date, a single loan in the amount of $5,000,000, (b) between July 1, 2000 and September 30, 2000, a single loan in the

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amount of $2,500,000, and (c) between October 1, 2000 and December 31, 2000, a single loan in the amount of $2,500,000.

            Section 2.2 Loan Requests. The Borrower's request for each Additional Subordinated Loan shall be in writing or by telephone and must be given so as to be received by the Lender not later than 3:30 p.m. (Minneapolis time) three Business Days prior to the date of the requested Additional Subordinated Loan.

            Section 2.3 The Note.Section 2.2 Loan Requests. The Borrower's request for each Additional Subordinated Loan shall be in writing or by telephone and must be given so as to be received by the Lender not later than 330 p.m. (Minneapolis time) three Business Days prior to the date of the requested Additional Subordinated Loan. Section 2.3 The Note. The obligations of the Borrower to the Lender evidenced by the Existing Note and the Additional Subordinated Loans shall be evidenced by a promissory note (the " Note"), substantially in the form of Exhibit C hereto, in the amount of $40,000,000. The Lender shall enter in its ledgers and records the Additional Subordinated Loans made and the payments made on the Note, and the Lender is authorized by the Borrower to enter on a schedule attached to the Note a record of such payments.

            Section 2.4 Interest.Section 2.4 Interest. Interest shall accrue and be payable on the unpaid balance of the Note as provided therein.

            Section 2.5 Principal Payments. The principal amount of the Note shall be payable as provided therein.Section 2.5 Principal Payments. The principal amount of the Note shall be payable as provided therein.

            Section 2.6 Use of Proceeds. Section 2.6 Use of Proceeds. The proceeds of the Additional Subordinated Loans shall be used for the Borrower's working capital needs in a manner not inconsistent with the terms of the Loan Documents.

            Section 2.7 Subordination. Payment of the obligations of the Borrower to the Lender evidenced by the Note or otherwise for principal and interest under this Agreement is subordinated to payment of all obligations of the Borrower to the Lender and certain other lenders who are parties to the Warehousing Agreement pursuant to that certain Subordination Agreement dated as of October 14, 1999 made by the Lender in favor of such lenders.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

ARTICLE III CONDITIONS PRECEDENT

            Section 3.1 Conditions of the Initial Additional Subordinated Loan.Section 3.1 Conditions of the Initial Additional Subordinated Loan. The obligation of the Lender to make

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the initial Additional Subordinated Loan hereunder shall be subject to the prior or simultaneous fulfillment of each of the following conditions:

                  3.1 (a) Documents.3.1 (a) Documents. The Lender shall have received the following:

                  (i) The Note executed by a duly authorized officer (or
            officers) of the Borrower and dated the Closing Date.

                  (ii) The Security Documents executed by duly authorized
            officers of the Borrower, NCCC or NCRC, as applicable, and the Agent.

                  (iii) The Equity Documents adopted by the Board of Directors or executed by duly authorized officers of NCFC.

                  (iv) A letter agreement in form and substance satisfactory to the Lender with respect to the Agent's security interests granted pursuant to the Residual Security Agreement in Mortgage-backed Securities sold to Saloman Brothers International, Limited, an English corporation ("SBI"), and the rights of NCCC and NCRC under repurchase agreements with SBI.

                  (v) Consent of the "Required Lenders" (as defined in the
            Warehousing Agreement) to the transactions contemplated by the Loan Documents.

                  (vi) Copies of the corporate resolutions of the Borrower,
            NCFC, NCCC and NCRC authorizing the execution, delivery and performance of the Loan Documents and the Equity Documents, and containing an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of each of the Borrower, NCFC, NCCC and NCRC authorized to execute the Loan Documents and the Equity Documents to which it is a party, certified as of the Closing Date by its Secretary or an Assistant Secretary.

                  (vii) Copies of the Articles or Certificate of Incorporation
            of the Borrower, NCFC, NCCC and NCRC with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 10 days prior to the Closing Date, or a certificate of either the Secretary or an Assistant Secretary of each of them stating that there have been no changes to its Articles or Certificate of Incorporation since the date of the most recent certified copy thereof delivered to the Lender.

                  (viii) Certificates of good standing for the Borrower, NCFC,
            NCCC and NCRC in the jurisdictions of their incorporation, certified by the appropriate


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            governmental officials as of a date not more than 10 days prior to the Closing Date.

                  (ix) Copies of the bylaws of the Borrower, NCFC, NCCC and NCRC certified as of the Closing Date by their respective Secretaries or Assistant Secretaries.

                  (x) The opinion of counsel to the Borrower covering such
            matters as the Lender may request.

                  3.1 (b) Other Matters..1 (b) Other Matters. All organizational and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, which it may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper Borrower or governmental authorities.

                  3.1 (c) Fees and Expenses.3.1 (c) Fees and Expenses. The Lender shall have received all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Lender payable pursuant to Section 7.2.

            Section 3.2 Conditions Precedent to all Additional Subordinated Loans. The obligations of the Lender to make each Additional Subordinated Loan hereunder (including the initial Additional Subordinated Loan) shall be subject to the fulfillment of the following conditions:

                  3.2(a) The representations and warranties contained in Article IV shall be true and correct on and as of the Closing Date and on the date of each Additional Subordinated Loan, with the same force and effect as if made on such date.

                  3.2(b) No Default or Event of Default shall have occurred and be continuing on the Closing Date and on the date of each Additional Subordinated Loan, or will exist after giving effect to the Additional Subordinated Loan made on such date.

                  3.2(c) As an additional condition to the making of the Additional Subordinated Loan to be made between July 1, 2000 and September 30, 2000, the Origination Cost Percentage for all Mortgage Loans originated by the Borrower between April 1, 2000 and June 30, 2000 shall not exceed 3%.

                  3.2(d) As an additional condition to the making of the Additional Subordinated Loan to be made between October 1, 2000 and December 31, 2000, the Origination


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Cost Percentage for all Mortgage Loans originated by the Borrower between July
1, 2000 and September 30, 2000 shall not exceed 2.75%.

                  3.2(e) The Lender shall have received the Borrowers' request for such Additional Subordinated Loan as required under Section 2.2, and, except with respect to the initial Additional Subordinated Loan, the reports required pursuant to Section 5.2(e) as of the end of the preceding fiscal quarter.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


ARTICLE IV REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Lender:

            Section 4.1 Organization, Standing, Etc. Section 4.1 Organization, Standing, Etc. Each of the Borrower, NCFC, NCCC and NCRC is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into the Loan Documents and Equity Documents to which it is a party and to perform its obligations thereunder. The Loan Documents and the Equity Documents have been duly authorized by all necessary corporate action and when executed and delivered will be the legal and binding obligations of the Borrower, NCFC, NCCC or NCRC, as applicable. The execution and delivery of the Loan Documents and the Equity Documents will not violate the Articles or Certificates of Incorporation or bylaws of, or any law applicable to, the Borrower, NCFC, NCCC or NCRC, as applicable. No governmental consent or exemption is required in connection with the execution and delivery of the Loan Documents and the Equity Documents.

            Section 4.2 Representations and Warranties in Warehousing Agreement. Each of the representations and warranties set forth in Sections 3.01 through
3.16 of the Warehousing Agreement as in effect on the date hereof is true and correct.

                                    ARTICLE V

                          COVENANTS ARTICLE V COVENANTS

            Until the Note and all of the Borrower's other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

            Section 5.1 Financial Statements and Reports.Section 5.1 Financial Statements and Reports. The Borrower will furnish to the Lender the financial statements and reports required pursuant to Sections 4.01(a), (b), (e), (f),
(g), (h) and (i) of the Warehousing Agreement as in effect on the date hereof, and in addition thereto:


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                  5.1 (a) As soon as practicable and in any event within 30 days after the end of each March, June, September and December, a statement signed by the chief financial officer of the Borrower stating that as at the end of such fiscal quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto, and, in the case of such statements for March, June and September, 2000, demonstrating compliance or non-compliance, as the case may be, with
Section 5.2 of this Agreement.

                  5.1 (b) Immediately upon any officer of the Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

            Section 5.2 Milestones.

                  5.2 (a) For the Borrower's fiscal quarter ended March 31, 2000, the Borrower shall have (i) reduced the number of officers and employees of NCFC and its Subsidiaries by 10% since December 31, 1999, excluding, for this purpose, Persons who became officers or employees of NCFC or a Subsidiary as a result of the Borrower's acquisition of Worth Funding, Inc., and (ii) had a Securitization Percentage of less than 50%.

                  5.2 (b) For the Borrower's fiscal quarter ended June 30, 2000, the Borrower shall have (i) on or before May 1, 2000, implemented the Appraisal Review Policy for its wholesale division, (ii) on or before June 1, 2000, implemented the Automated Underwriting System for its wholesale division, (iii) on or before June 30, 2000, proposed to the Lender (A) modifications to the Appraisal Review Policy for its retail division, bringing such policies closer to those for the wholesale division (in particular, with respect to "exclusion criteria," "statistical screening" and "risk scoring"), and (B) quantitative measurement criteria for the effectiveness of the Appraisal Review Policy, both of which must be acceptable to the Lender, and (iv) had a Securitization Percentage of less than 50%.

                  5.2 (c) For the Borrower's fiscal quarter ended September 30, 2000, the Borrower shall have (i) conducted its wholesale lending operations in compliance with the Appraisal Review Policy, and satisfied the quantitative measurement criteria described in clause (iii) of Section 5.2(b), (ii) implemented the Automated Underwriting System and the Appraisal Review Policies (as modified) for its retail lending operations, (iii) produced credit grades by use of the Automated Underwriting System that, for at least 92.5% of the Mortgage Loans originated or acquired by it through its wholesale division during such quarter, match the credit grades required for such Mortgage Loans by the Borrower's underwriting guidelines; (iv) with respect to all Mortgage Loans originated or acquired by it during such quarter, included in its file for such Mortgage Loan an explanation of any steps taken to verify the original appraisal (such as a drive-by appraisal) and any change to appraised value as a result of such steps; and (v) had a Securitization Percentage of less than 40%.

                  5.2 (d) For each subsequent fiscal quarter of the Borrower, the Borrower shall have (i) conducted its lending operations in compliance with the Appraisal Review Policy, and satisfied the quantitative measurement criteria described in clause (iii) of Section 5.2(b), (ii) produced credit grades by use of the Automated Underwriting System that, for at least 95% of the Mortgage Loans originated or acquired by it during such quarter, match the credit grades required for such Mortgage Loans by the Borrower's underwriting guidelines;
(iii) with respect to all Mortgage Loans originated or acquired by it during such quarter, included in its file for such Mortgage Loan an explanation of any steps taken to verify the original appraisal (such as a drive-by appraisal) and any change to appraised value as a result of such steps; and (iv) had a Securitization Percentage of less than 50%.

                  5.2 (e) The Borrower shall report to the Lender in writing regarding the Borrower's progress in implementing the Appraisal Review Policy and the Automated Underwriting System, within 30 days after the end of each month and at such other times as the Lender may reasonably request. The Borrower shall certify its compliance with subsection 5.2(a), (b), (c) or (d) in writing, delivered to the Lender no later than 30 days after the end of the relevant fiscal quarter. Each such certification shall include a comparison of the Borrower's actual performance with the relevant milestone. The Borrower's compliance with subsections 5.2(a), (b), (c) and (d) may be verified by the Lender through such visits, audits and inspections of the Borrower (by the Lender or by third parties retained by the Lender) as the Lender may request. All such visits, audits and inspections shall be at the Borrower's expense; provided, that unless a Default or an Event of Default has occurred and is continuing, the Borrower shall not be responsible for more than $50,000 of such expenses.

            Section 5.3 Warehouse Debt. The Borrower shall not, and shall not permit any Subsidiary to, incur any Warehouse Debt, except (a) pursuant to the Warehousing Agreement, and (b) Warehouse Debt permitted pursuant to Section 4.08(g) of the Warehousing Agreement as in effect on the date hereof.

            Section 5.4 Inspections, Visitations, Etc. The Company will permit, and will cause its Subsidiaries to permit, any Person designated by the Lender in writing, at the Lender's expense, to visit and inspect any of the properties, corporate books and financial records of the Company or such Subsidiaries and discuss its affairs and finances with the principal officers of the Company or such Subsidiaries and their independent public accountants, all at such times as the Lender shall reasonably request.

            Section 5.5 Warehousing Agreement Covenants. The Borrower shall comply in all respects with the requirements of Sections 4.02 through 4.05 and
4.07 through 4.24 of the Warehousing Agreement.

                                   ARTICLE VI

                                    REMEDIES


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

      ARTICLE VI REMEDIES

            Section 6.1 Remedies.Section 6.1 Remedies. If (a) any Event of Default described in clause (2) of the definition thereof shall occur with respect to the Borrower, the Commitment shall terminate and the Note and all other obligations of the Borrower to the Lender under this Agreement shall automatically become immediately due and payable, or (b) any other Event of Default shall occur and be continuing, then the Lender may declare the Commitment to be terminated and the Note and all other obligations of the Borrower to the Lender under this Agreement to be forthwith due and payable, whereupon the same shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Lender may exercise all rights and remedies under the Loan Documents

            Section 6.2 Offset.Section 6.2 Offset. In addition to the remedies set forth in Section 6.1, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Lender to set off all sums owing by the Borrower to the Lender against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Lender.

                                   ARTICLE VII

                                  MISCELLANEOUS

ARTICLE VII MISCELLANEOUS

            Section 7.1 Modifications.Section 7.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

            Section 7.2 Costs and Expenses.Section 7.2 Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses paid or incurred by the Lender (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Lender) in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of the Loan Documents and the Equity Documents. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

            Section 7.3 Waivers, etc.Section 7.3 Waivers, etc. No failure on the part of the Lender or the holder of the Note to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

The rights and remedies of the Lender hereunder are cumulative and not exclusive of any right or remedy the Lender otherwise has.

            Section 7.4 Notices.Section 7.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Lender under Article II hereof shall be deemed to have been given only when received by the Lender.

            Section 7.5 Successors and Assigns; Disposition of Loans.Section 7.5 Successors and Assigns; Disposition of Loans. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Note to banks or other financial institutions. The Lender may disclose any information regarding the Borrower in the Lender's possession to any prospective buyer or participant.

            Section 7.6 Governing Law and Construction.Section 7.6 Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

            Section 7.7 Consent to Jurisdiction.Section 7.7 Consent to Jurisdiction. AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE

JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

            Section 7.8 Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE AND ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            Section 7.9 Captions.Section 7.9 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

            Section 7.10 Entire Agreement.Section 7.10 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

            Section 7.11 Counterparts.Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          NEW CENTURY MORTGAGE
                                          CORPORATION

                                          By /s/ Patrick Flanagan
                                             -----------------------------------
                                          Print Name
                                                     ---------------------------
                                          Title EVP/COO
                                                --------------------------------

Borrower's Address:
18400 Von Karman, Suite 1000
Irvine, CA 92612
Attention:   Brad A. Morrice
             Chairman

Fax:         949-440-7033


                                          U.S. BANK NATIONAL ASSOCIATION

                                          By  /s/ Edwin Jenkins
                                              ----------------------------------
                                          Print Name
                                                     ---------------------------
                                          Title
                                                --------------------------------

Lender's Address:
U.S. Bank National Association
601 Second Avenue South
Minneapolis, MN 55402-4302
Attention:   Edwin D. Jenkins
             Vice President

Fax:         612-973-0826

                 [Signature Page to Subordinated Loan Agreement]


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